UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 23, 2017

MOVADO GROUP, INC.
(Exact name of registrant as specified in its charter)
New York
(State or other jurisdiction of incorporation)
1-16497	13-2595932
(Commission File Number)	(I.R.S. Employer Identification No.)
650 From Road, Suite 375 Paramus, New Jersey	07652-3556
(Address of principal executive offices)	(Zip Code)

(201) 267-8000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 23, 2017, Movado Group, Inc., (the “Company”) entered into an Amended and Restated License Agreement (the “Amended License Agreement”) with Ferrari S.p.A. (the “Licensor”). The Amended License Agreement amends and restates the original license agreement between the Licensor and the Company dated March 22, 2012 (the “Original License Agreement”).

Material modifications to the Original License Agreement, as implemented by the Amended License Agreement, include the following:

—	The term has been extended from December 31, 2017 until December 31, 2022.
—	Sales minima are specified for the extension term.
—	The royalty calculations have been revised.
—
The Company’s exclusive license has been extended to cover all Scuderia Ferrari-branded watches (the “Products”) with a suggested retail price up to €2,500 (versus €1,000 (€1,500 for limited editions) under the Original License Agreement).

—	New requirements for marketing and advertising expenditures have been established.
—	Commercial terms are specified for Product sales to Licensor’s affiliated and franchised stores and for the devotion of minimum floor space to the sale of the Products at Licensor-affiliated stores.
—
The provision in the Original License Agreement providing for an automatic five-year renewal in the event that total royalty payments each year exceed the applicable guaranteed minimum royalty payment amount has been replaced with a provision requiring the parties to negotiate a possible renewal in good faith.

The other material provisions of the Amended License Agreement remain substantially unchanged from the Original License Agreement.

The Company intends to file the Amended License Agreement as an exhibit to its next periodic report and will seek confidential treatment of certain terms in the Amended License Agreement at such time.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 29, 2017
MOVADO GROUP, INC.

By:	/s/ Mitchell C. Sussis
Name:	Mitchell C. Sussis
Title:	Senior Vice President and General Counsel